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               [LETTERHEAD OF HATHAWAY CORPORATION APPEARS HERE]

October 1, 1997

                             AN IMPORTANT REMINDER

Dear Shareholder:

Proxy material for the 1997 Annual Meeting of Shareholders of Hathaway Corporation was sent to you on September 18, 1997.

According to our records, your proxy card for this meeting, which is scheduled for Thursday, October 23, 1997, has not yet been received. Regardless of the number of shares you own, it is important that they are represented and voted at the Annual Meeting.

Your Board of Directors unanimously recommends a vote FOR the election of directors and AGAINST the shareholder proposal.

Since the time is short, we urge you to sign, date and promptly mail the enclosed proxy in the return envelope provided. Your interest and participation in the affairs of the Company is sincerely appreciated.

Thank you for your continued support.

Very truly yours,

/s/ Eugene E. Prince

Eugene E. Prince
President, Chief Executive Officer
and Chairman of the Board

          IF YOU HAVE RECENTLY MAILED YOUR PROXY, PLEASE ACCEPT OUR
                      THANKS AND DISREGARD THIS REQUEST.